CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 17, 1996 included in this Regristration Statement (File No. 333-05675) relating to our audit of the FBR Financial Services Fund, the FBR Small Cap Financial Fund, and the FBR Small Cap Growth/Value Fund financial statements as of December 16, 1996, each of which is a series of the FBR Family of Funds.

                                                             ARTHUR ANDERSEN LLP
Washington, D.C.,
June 27, 1997